UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18th Floor, Canadia Tower

#315, Monivong Boulevard, Corner Ang Duong Street

12202 Phnom Penh, Cambodia

(Address of principal executive offices) (Zip Code)

+855 23 962 300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2015, we executed an Agreement to Amend The Share Exchange Agreement Between Gold Union, Inc. & G.U. International Limited and Kao Wei-Chen (aka Kao Hsuan-Ying) dated August 28, 2014 (the “Amendment”), which amended the internal allocation of shares to be issued from Gold Union Inc. (the “Company”) to sellers of shares of Phnom Penh Golden Corridor Trading Co. Limited, a private limited company incorporated under the laws of the Kingdom of Cambodia (“Golden Corridor”). The total amount of securities of Golden Corridor to be purchased by the Company did not change, and the total amount of securities of the Company to be issued to the sellers of Golden Corridor securities did not change as a result of the Amendment.

A copy of the Amendment is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement to Amend Extend The Share Exchange Agreement Between Gold Union, Inc. & G.U. International Limited and Kao Wei-Chen (aka Kao Hsuan-Ying) dated August 28, 2014, by and among Gold Union Inc., G.U. International Limited and Kao Wei-Chen, dated September 23, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: September 28, 2015

	By:	/s/ Sae-Chua Supachai
Sae-Chua Supachai
Chief Executive Officer and Chief Financial Officer

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